UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2014

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Merger

On April 5, 2014, Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), Mallinckrodt plc, an Irish public limited company (“Parent”), and Quincy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of April 5, 2014 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company will become an indirect wholly owned subsidiary of Parent.

The Merger Agreement provides that, upon completion of the Merger, each share of Company common stock, no par value, issued and outstanding immediately prior to the Merger (other than dissenting shares, shares of restricted Company common stock granted to individuals other than non-employee directors, and Company common stock owned by the Company, Parent, Merger Sub or any of their respective subsidiaries) will be converted into the right to receive a combination of (1) $30.00 per share of Company common stock in cash, without interest (the “Cash Consideration”), plus (2) 0.897 validly issued, fully paid and nonassessable shares of Parent ordinary shares (the “Stock Consideration,” together with the Cash Consideration, the “Merger Consideration”). The aggregate Merger Consideration consists of approximately 58.9 million Parent ordinary shares and $1.875 billion in cash.

Treatment of Compensatory Equity Awards

In connection with the Merger, immediately prior to the effective time of the Merger (the “Effective Time”):

(i) each outstanding option to purchase Company common stock granted to a non-employee director (whether vested or unvested), and each other outstanding option to purchase Company common stock that is vested as of immediately prior to the Effective Time, will be converted into the right to receive the Merger Consideration with respect to each share of Company common stock subject to such option immediately prior to the Effective Time, net of the applicable exercise price;

(ii) each other outstanding option to purchase Company common stock that is unvested as of the Effective Time will be converted into an option to acquire, on the same terms and conditions as were applicable to such Company option immediately prior to the Effective Time, a number of shares of Parent ordinary shares determined by multiplying the number of shares of Company common stock subject to such Company option immediately prior to the Effective Time by the “Exchange Ratio”, which equals the sum of (a) the Stock Consideration and (b) the quotient obtained by dividing (1) the Cash Consideration by (2) the volume weighted average price of a share of Parent’s ordinary shares over a 10 trading day period to be calculated prior to the Effective Time;

(iii) each outstanding share of restricted Company common stock granted to a non-employee director will be converted into the right to receive the Merger Consideration;

(iv) each other outstanding share of restricted Company common stock will be converted, on the same terms and conditions applicable to the restricted share of Company common stock immediately prior to the Effective Time, into the number of shares of restricted Parent ordinary shares determined by multiplying the share of restricted Company common stock by the Exchange Ratio;

(v) each outstanding Company restricted stock unit award will be converted, on the same terms and conditions applicable to such award immediately prior to the Effective Time, into a restricted stock unit award of Parent, covering a number of shares of Parent ordinary shares equal to the number of shares of Company common stock subject to such award immediately prior to the Effective Time, multiplied by the Exchange Ratio; and

(vi) notwithstanding the foregoing, each restricted Company common stock award and each Company restricted stock unit award that is subject to performance-based vesting conditions will be converted into the right to receive the Merger Consideration with respect to each share of Company common stock subject to such award immediately prior to the Effective Time.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants by the Company, Parent, and Merger Sub, which include, among others, covenants to conduct their businesses in the ordinary course between the execution of the Merger Agreement and the completion of the Merger and covenants not to take certain actions during that period, including paying dividends, provided that the Company will be permitted to pay two cash dividends not to exceed $0.30 per share per dividend during the period between the date of the Merger Agreement and the completion of the Merger. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, reasonable best efforts to cause the Merger to be consummated. Each of the Company and Parent has agreed not to solicit any offer or proposal for specified alternative transactions, or, subject to certain exceptions relating to the receipt of unsolicited offers that may be deemed to be “superior proposals” (as defined in the Merger Agreement), to participate in discussions or engage in negotiations regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made such an offer or proposal. The Merger Agreement also requires each of the Company and Parent to call and hold shareholders’ meetings and requires the board of directors of Parent to recommend that its shareholders approve the issuance of Parent ordinary shares in the Merger and the board of directors of the Company to recommend that its shareholders adopt and approve the Merger Agreement. Each of the Company’s and Parent’s board of directors is also permitted to change its recommendation in response toa “superior proposal” or an intervening event but such party may not terminate the Merger Agreement to accept a superior proposal.

Closing Conditions

Each of the Company’s and Parent’s obligation to consummate the Merger is subject to a number of conditions, including, among others, the following, as further described in the Merger Agreement: (i) approval of Parent’s shareholders of the issuance of Parent ordinary shares to be issued in the Merger; (ii) approval of the Company’s shareholders of the adoption and approval of the Merger Agreement; (iii) expiration of the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976; (iv) effectiveness of the registration statement on Form S-4 registering the Parent ordinary shares to be issued in connection with the Merger; (v) the ordinary shares of Parent to be issued in the Merger being approved for listing on the New York Stock Exchange; (vi) the representations and warranties of the other party being true and correct, subject to the materiality standards contained in the Merger Agreement; (vii) material compliance by the other party with its covenants; (viii) expiration of the Marketing Period (as defined in the Merger Agreement) of ten consecutive business days afforded to Parent; and (ix) no material adverse effect having occurred with respect to the other party since the signing of the Merger Agreement.

Termination and Termination Fees

The Merger Agreement contains certain customary termination rights, including, among others, (i) the right of either Parent or the Company to terminate the Merger Agreement if the Company’s shareholders fail to adopt and approve the Merger Agreement or if Parent’s shareholders fail to approve the issuance of Parent ordinary shares in the Merger, (ii) the right of either Parent or the Company to terminate the Merger Agreement if the board of directors of the other party changes its recommendation with respect to the transaction, (iii) the right of either Parent or the Company to terminate the Merger Agreement if the Merger has not occurred by six months after the date of the Merger Agreement (the “Outside Date”), subject to certain conditions, provided that the Outside Date may be extended by up to an additional three months in certain circumstances, (iv) the right of either Parent or the Company to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions, and (v) the right of either Parent or the Company to terminate the Merger Agreement if a final and non-appealable order, injunction, decree or ruling has been issued by a court or other governmental entity which prohibits the Merger.

The Company must pay a termination fee to Parent equal to (i) $194,470,000 if (A) the Merger Agreement is terminated by Parent as a result of a change of recommendation by the Company board of directors or (B) (1) the Merger Agreement is terminated by either Parent or the Company for failure to close by the Outside Date or because the Company shareholder approval is not obtained; (2) a competing proposal for the Company was publicly disclosed and not withdrawn prior to the date of the Company shareholder meeting; and (3) any competing transaction is consummated by the Company within 12 months following such termination or the Company enters into a definitive agreement for a competing proposal within 12 months following such termination and such competing proposal is subsequently consummated; or (ii) $55,560,000 if the Merger Agreement is terminated by Parent or the Company because the Company shareholder approval is not obtained (which would be credited against any Company termination fee that subsequently becomes payable as described in clause (i)). In the reciprocal circumstances listed in clause (i) of the prior sentence, Parent must pay a termination fee to the Company equal to $131,450,000, and in the reciprocal circumstances listed in clause (ii) of the prior sentence, Parent must pay a termination fee to the Company equal to $37,560,000.

Governance

Pursuant to the Merger Agreement, at the closing each of Mr. Don M. Bailey, the President, Chief Executive Officer and a Director of the Company; Mr. Angus C. Russell, a Director of the Company; and Mr. Virgil D. Thompson, the Chairman of the Board of the Company, will join the board of directors of Parent. The new members appointed to the board of directors of Parent pursuant to the Merger Agreement shall serve, initially, until the next annual general meeting of Parent’s shareholders and shall be nominated by the board of directors of Parent for election (or re-election) to the Parent’s board at Parent’s next annual general meeting to serve until the next subsequent annual general meeting of the Parent’s shareholders and until their respective successors are duly elected and qualify. In addition, at the closing Parent will create a new board committee to be comprised of Mr. Bailey (who will be the chairman of the committee), Mr. Mark C. Trudeau, the President and Chief Executive Officer of Parent, and Mr. Melvin D. Booth, the Chairman of the Board of Parent.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement with respect to matters as of specified dates. These representations and warranties: (i) were made solely for the benefit of the other parties to the Merger Agreement and are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement; (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 5, 2014, the Board of Directors of the Company approved an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). Under the Plan Amendment, outstanding equity awards granted pursuant to the Plan will accelerate and vest in full upon a termination of employment for “good reason” due to a material relocation or upon a termination of employment without “cause”, in each case, within 60 days prior to or 13 months following a “change in control” (each, as defined in the Plan).

In addition, on April 6, 2014, the Company entered into an amendment (the “Mulroy Amendment”) to the severance agreement with Michael H. Mulroy, the Company’s Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary. Under the Mulroy Amendment, if the Merger is consummated and an excise tax is imposed on Mr. Mulroy as a result of any compensation or benefits provided to Mr. Mulroy in connection with the Merger, the Company will pay or reimburse Mr. Mulroy an amount equal to such excise tax plus any taxes resulting from such payment or reimbursement.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 7, 2014, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Parent and the Company operate; the commercial success of Parent’s and the Company’s products, including H.P. Acthar® Gel; Parent’s and the Company’s ability to protect intellectual property rights; the uncertainty of approval under the Hart Scott Rodino Antitrust Improvements Act; the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; the availability of financing, including the financing contemplated by the debt commitment letter, on anticipated terms or at all; Parent’s ability to successfully integrate the Company’s operations and employees with Parent’s existing business; the ability to realize anticipated growth, synergies and cost savings; the Company’s performance and maintenance of important business relationships; the lack of patent protection for Acthar, and the possible United States Food and Drug Administration (“FDA”) approval and market introduction of additional competitive products; the Company’s reliance on Acthar for substantially all of its net sales and profits; the Company’s ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with nephrotic syndrome, multiple sclerosis, infantile spasms or rheumatology-related conditions, and the Company’s ability to develop other therapeutic uses for Acthar; volatility in the Company’s Acthar shipments, estimated channel inventory, and end-user demand; an increase in the proportion of the Company’s Acthar unit sales comprised of Medicaid-eligible patients and government entities; the Company’s research and development risks, including risks associated with the Company’s work in the area of nephrotic syndrome and Lupus, the Company’s efforts to develop and obtain FDA approval of Synacthen; Parent’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; Parent’s ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities; customer concentration; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; Parent’s ability to successfully develop or commercialize new products; competition; Parent’s ability to integrate acquisitions of technology, products and businesses generally; product liability losses and other litigation liability; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligation under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates; material health, safety and environmental liabilities; litigation and violations; information technology infrastructure; and restructuring activities. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) Parent’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2013; (ii) the SEC filings of Cadence Pharmaceuticals, Inc., which was acquired by Parent on March 19, 2014, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and (iii) the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013. The forward-looking statements made herein speak only as of the date hereof and none of Parent, the Company or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Important Information for Investors and Shareholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between Parent and the Company, Parent will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Parent and the Company that also constitutes a prospectus of Parent. The definitive joint proxy statement/prospectus will be delivered to shareholders of Parent and the Company. INVESTORS AND SECURITY HOLDERS OF PARENT AND THE COMPANY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Parent and the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s internet website at www.mallinckrodt.com or by contacting Parent’s Investor Relations Department at (314) 654-6650. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.questcor.com or by contacting the Company’s Investor Relations Department at (714) 497-4899.

Participants in the Merger Solicitation

Parent, the Company, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Parent and the Company shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Parent is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on January 24, 2014. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 15, 2013.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 5, 2014, by and among Mallinckrodt plc, Quincy Merger Sub, Inc. and Questcor Pharmaceuticals, Inc. (schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release, dated April 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014

QUESTCOR PHARMACEUTICALS, INC.

	By	/s/ Michael H. Mulroy
Michael H. Mulroy
Executive Vice President, Strategic Affairs and General Counsel

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of April 5, 2014, by and among by and among Mallinckrodt plc, Quincy Merger Sub, Inc. and Questcor Pharmaceuticals, Inc. (schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release, dated April 7, 2014.